FORM OF PROMISSORY NOTE


                                                Dated as of November    , 1997
$803,019.00                                                Scottsdale, Arizona


      SYBRA, INC., a Michigan corporation ("Debtor"), for value received, hereby promises to pay to FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before December 1, 2017, as herein provided, the principal sum of EIGHT HUNDRED THREE THOUSAND NINETEEN AND NO/100 DOLLARS ($803,019.00), and to pay interest on the unpaid principal amount of this Note from the date hereof to maturity at the rate of 8.822% per annum ("Base Interest Rate") on the basis of a 360-day year of twelve 30-day months, such principal and interest to be paid in immediately available funds and in lawful money of the United States.

      Interest on the principal amount of this Note for the period commencing with the date set forth above through the last day in the month in which this
Note is dated shall be due and payable upon execution of this Note. Thereafter, principal and interest shall be payable in consecutive monthly installments of Seven Thousand One Hundred Thirty-Three and 30/100 DOLLARS ($7,133.30) commencing on January 1, 1998, and continuing on the first day of each month thereafter until maturity of this Note on December 1, 2017, at which time, the outstanding principal and unpaid accrued interest shall be due and payable.

      Prior to the fifth anniversary of this Note Debtor may not prepay this Note, except as otherwise specifically provided in the Loan Agreement between Debtor and FFCA of even date herewith (the "Loan Agreement") relative to a payment from Debtor to FFCA in order to maintain the Fixed Charge Coverage Ratio (as defined in the Loan Agreement). From and after the fifth anniversary of this Note, Debtor may prepay this Note in full, but not in part, including all accrued but unpaid interest hereunder and all sums advanced by FFCA pursuant to any of the Loan Documents (as defined below), provided that (i) any such prepayment shall only be made on a regularly scheduled payment date upon 30 days' prior written notice from the Debtor to FFCA; and (ii) any such prepayment shall be made together with payment of a prepayment premium equal to:

            (a) 5% of the amount prepaid if the prepayment is made on or following the fifth anniversary of this Note but prior to the sixth anniversary of this Note;

            (b) 4% of the amount prepaid if the prepayment is made on or following the sixth anniversary of this Note but prior to the seventh anniversary of this Note;

            (c) 3% of the amount prepaid if the prepayment is made on or following the seventh anniversary of this Note but prior to the eighth anniversary of this Note;

            (d) 2% of the amount prepaid if the prepayment is made on or following the eighth anniversary of this Note but prior to the ninth anniversary of this Note; and

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            (e) 1% of the amount prepaid if the prepayment is made on or following the ninth anniversary of this Note but prior to the tenth anniversary of this Note.

If this Note is prepaid on or following the tenth anniversary of this Note there shall be no prepayment premium.

      The foregoing prepayment premium shall be due and payable if this Note is prepaid prior to the tenth anniversary of this Note regardless of whether such prepayment is the result of a voluntary prepayment by Debtor or as a result of FFCA declaring the unpaid principal balance of this Note, accrued interest and all other sums due under this Note, the Mortgage (as defined below), the other Loan Documents and any other document further securing this Note, due and payable as contemplated below (the "Acceleration"); provided, however, such prepayment premium shall not be payable if this Note is prepaid as a result of the application of casualty or condemnation proceeds as contemplated by the Mortgage. If this Note is prepaid as a result of an Acceleration prior to the fifth anniversary of this Note, a prepayment premium of 5% of the principal amount prepaid shall be due and payable to FFCA by Debtor at the time of such prepayment.

      Upon execution of this Note, Debtor shall establish arrangements whereby all payments of principal and interest hereunder are transferred by wire or other means directly from Debtor's bank account to such account as FFCA may designate or as FFCA may otherwise designate. Each payment of principal and interest hereunder shall be applied first toward any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder while a default under this Note has occurred and is continuing shall be applied as FFCA in its sole discretion may determine.

      This Note is secured by that certain Deed of Trust or Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated of even date herewith executed by Debtor for the benefit of FFCA (the "Mortgage"). If any installment or payment due under this Note remains unpaid for five (5) days after written notice thereof to Debtor, or upon the occurrence and continuation of an event of default (after the expiration of any applicable grace and cure period) under (i) the Loan Agreement, (ii) the Mortgage, (iii) any of the other Loan Documents (as defined in the Loan Agreement), or (iv) any other document further securing this Note, then, in any of such event, time being of the essence hereof, FFCA may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note, the Loan Agreement, the other Loan Documents and any other document further securing this Note, due and payable at once without written notice to Debtor.

      All past-due principal and/or interest shall bear interest at the lesser of the highest rate for which the undersigned may legally contract, or the rate of 4% per annum above the Base Interest Rate (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of FFCA under this Note. If Debtor fails to make any payment or installment due under this Note within five days of its due date, Debtor shall pay to FFCA in addition to any other sum due

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FFCA under this Note or any other Loan Document a late charge equal to 5% of such past-due payment or installment.

      All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by FFCA is not less than that required by this Note.

      No delay or omission on the part of FFCA in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

      Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

      All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be in writing and given by (i) hand delivery, (ii) facsimile followed by a copy sent by mail in accordance with clause (iv) hereof, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been delivered upon (a) receipt, if hand delivered,
(b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the fifth business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested, postage prepaid. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

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            If to Debtor:     Sybra, Inc.
                              8300 Dunwoody Place
                              Suite 300
                              Atlanta, Georgia 30350-1296
                              Attention: President
                              Telephone: (770) 587-0290
                              Telecopy:  (770) 594-7044

            With a copy to:   Robert H. Drechsler, Esq.
                              Pryor, Cashman, Sherman & Flynn
                              410 Park Avenue
                              New York, New York 10016
                              Telephone: (212) 421-4100
                              Telecopy:  (212) 326-0806

            If to FFCA:       Robin L. Roach
                              Senior Vice President, Corporate Finance
                              FFCA Acquisition Corporation
                              17207 North Perimeter Drive
                              Scottsdale, Arizona 85255
                              Telephone:  (602) 585-4500
                              Telecopy:   (602) 585-2228

            With a copy to:   Dennis L. Ruben, Esq.
                              Executive Vice President and General Counsel
                              FFCA Acquisition Corporation
                              17207 North Perimeter Drive
                              Scottsdale, Arizona 85255
                              Telephone:  (602) 585-4500
                              Telecopy:   (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

      Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceeding, or should this Note be placed in the hands of attorneys for collection after default, Debtor shall pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of FFCA (including those fees and expenses incurred in connection with any appeal) whether or not a judicial action is commenced by FFCA.

      This Note may not be amended or modified except by a written agreement duly executed by Debtor and FFCA.

      Notwithstanding anything to the contrary contained in any of the Loan Documents, the

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obligations of Debtor to FFCA under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to FFCA shall not be required to the extent that receipt of any such payment by FFCA would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by FFCA. The portion of any such payment received by FFCA that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to FFCA shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

      It is the intent of the parties hereto that the business relationship created by this Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents, is intended, nor shall the same be deemed or construed, to create a partnership between FFCA and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor. Debtor acknowledges that FFCA (or any partner of FFCA) and Licensor (as defined in the Mortgage) are not affiliates, agents, partners or joint venturers, nor do they have any other legal, representative or fiduciary relationship.

      FFCA, by accepting this Note, and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and Debtor has executed this Note after being fully advised by said counsel as to its effect and significance. This Note shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

      Debtor acknowledges that this Note was substantially negotiated in the State of Arizona, the executed Note was delivered in the State of Arizona, all payments under this Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Note, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of Debtor and FFCA that all provisions of this Note shall be governed by and construed under the laws of the State of Arizona. Nothing contained in this paragraph shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

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      FFCA, BY ACCEPTING THIS NOTE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF FFCA AND DEBTOR, DEBTOR'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY
JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION,
PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      All obligations, covenants and duties of Debtor relating to the indemnification or defense of FFCA as contained in the Loan Documents shall survive the repayment of the obligations of Debtor to FFCA under this Note.

      This obligation shall bind Debtor and its successors and assigns, and the benefits hereof shall inure to FFCA and its successors and assigns. FFCA may assign its rights under this Note as set forth in Section 13.P of the Loan Agreement.

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      IN WITNESS WHEREOF, Debtor has executed and delivered this Note as of the date first set forth above.

                                    DEBTOR:

                                    SYBRA, INC., a Michigan corporation


By__________________________________________

Name________________________________________

Its_________________________________________